UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities and Exchange Act of 1934

Date of Report (Date of earliest event reported): July 1, 2024

TECHPRECISION CORPORATION

(Exact Name of Registrant as Specified in Charter)

Delaware	000-41698	51-0539828
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(IRS Employer Identification No.)

1 Bella Drive

Westminster, MA 01473

(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code: (978) 874-0591

Securities registered or to be registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	TPCS	Nasdaq Capital Market

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement

On July 3, 2024, TechPrecision Corporation (the “Company”) entered into a Securities Purchase Agreement (the “Purchase Agreement”) with certain accredited investors (the “Purchasers”), pursuant to which the Company agreed to sell in a private placement at an aggregate purchase price of approximately $2.3 million, (i) 666,100 shares (the “Shares”) of the Company’s common stock, par value $0.0001 per share (“Common Stock”), and (ii) common stock purchase warrants to purchase up to 666,100 shares of Common Stock (the “Purchaser Warrants” and together with the Shares, the “Securities”). The combined purchase price for one Share and one Purchaser Warrant was $3.45.  Wellington Shields & Co. LLC (the “Placement Agent”) acted as placement agent in the Offering.

Each of the Purchaser Warrants shall be exercisable beginning six months after issuance and have a term of exercise equal to five years from the date of issuance with an exercise price of $4.00 per share. The exercise price for the Purchaser Warrants is subject to adjustment for stock splits, reverse stock splits, stock dividends and similar transactions. The Purchaser Warrants may be exercised by means of a “cashless exercise” at the holder’s option, such that the holder may use the appreciated value of the Purchaser Warrants (the difference between the market price of the underlying shares of Common Stock and the exercise price of the underlying Purchaser Warrants) to exercise the Purchaser Warrants without the payment of any cash.

The purpose of the sale of the Securities under the Purchase Agreement is to raise working capital for use by the Company. The closing of the offering occurred on July 8, 2024 (the “Closing Date”).

Under an agreement with the Purchasers, the Company is required to file an initial registration statement with the Securities and Exchange Commission (“SEC”) covering the resale of the shares of common stock to be issued to the Purchasers and shares of common stock underlying the Purchaser Warrants within 30 calendar days of the Closing Date and to have the registration statement declared effective as soon as reasonably practicable thereafter, and in any event no later than 60 days following the Closing Date. The Company is subject to customary penalties and liquidated damages in the event it does not meet certain filing and effectiveness deadlines set forth in the Purchase Agreement, including a penalty paid in cash equal to 1% of the subscription amount paid with respect to the affected securities on the date such penalty is incurred and on each monthly anniversary of such date until cured. If the Company fails to pay any liquidated damages pursuant to the Purchase Agreement in full within seven days after the date payable, the Company will pay interest thereon at a rate of 12% per annum (or such lesser maximum amount that is permitted to be paid by applicable law) to the applicable Purchasers, accruing daily from the date such liquidated damages are due until such amounts, plus all such interest thereon, are paid in full.

The Purchase Agreement contains customary representations and warranties of the Company, customary conditions to closing and indemnification obligations of the Purchasers and the Company. Pursuant to the Purchase Agreement and separate lock-up agreements, the Company has agreed to certain restrictions on the issuance and sale of shares of the Company’s securities, and the Company’s directors and officers have agreed to certain restrictions on the sale of the Company’s securities, in each case, for a period of 90 days following the Closing Date, subject to certain exceptions. In addition, the Company has agreed not to effect or enter into any Variable Rate Transactions (as defined in the Purchase Agreement) for a period of 180 days following the Closing Date.

These descriptions of the Purchaser Warrants and Purchase Agreement do not purport to be complete and are qualified in their entirety by the terms and conditions of the Purchaser Warrants and the Purchase Agreement, respectively. The form of Purchaser Warrant is attached hereto as Exhibit 4.1 and is incorporated herein by reference. The form of Purchase Agreement entered into by the Purchaser and the Company is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

In connection with the private placement, the Company entered into a Placement Agent Agreement (the “Placement Agent Agreement”) with the Placement Agent pursuant to which the Placement Agent received a cash fee equal to 7% of the gross proceeds of the private placement. The Company will also reimburse the Placement Agent for certain reasonable and documented out-of-pocket legal, due diligence, travel and other transaction fees incurred, in an aggregate amount not to exceed $90,000. In addition, pursuant to the Placement Agent Agreement, the Company issued to the placement agent common stock purchase warrants to purchase up to 19,983 shares of Common Stock (the “Placement Agent Warrant”). The Placement Agent Warrants will be exercisable at any time and from time to time, in whole or in part, during the four and one-half year period commencing 180 days from the Closing Date at an exercise price of $4.30 per share.  The Company also agreed to register the resale of the shares underlying the Placement Agent Warrants on the registration statement to be filed with the SEC to register the resale of the Purchaser Warrants. A form of the Placement Agent Warrant and the Placement Agent Agreement are attached hereto as Exhibits 4.2 and 10.2, respectively, and is incorporated herein by reference.

Item 2.02	Results of Operations and Financial Condition.

On July 1, 2024, TechPrecision Corporation issued a press release announcing the filing of Form 12b-25 to extend time for filing its annual report for the fiscal year ended March 31, 2024 and provided preliminary financial results for the fourth quarter ended March 31, 2024. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference. The information in this Item 2.02 of Form 8-K and Exhibit 99.1 attached hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference.

The financial information set forth in this Form 8-K with respect to the Company’s preliminary financial results for the fourth quarter ended March 31, 2024 is subject to the completion of its review process, and is subject to change. The Company’s fourth quarter results could differ materially from the preliminary estimates provided in this Form 8-K. You are cautioned not to place undue reliance on these forward-looking statements, which reflect management’s analysis only as of the date of the press release. The Company undertakes no obligation to publicly release the results of any revision or update of the forward-looking statements, except as required by law.

Item 3.02	Unregistered Sales of Equity Securities.

The offer and sale of the Securities pursuant to the Purchase Agreement, described under Item 1.01 above and which description is hereby incorporated in this Item 3.02, will not be registered under the Securities Act of 1933, in reliance upon the exemption provided in Section 4(a)(2) of the Securities Act of 1933 and/or Regulation D promulgated thereunder.

Item 8.01	Other Events.

On July 8, 2024, the Company issued a press release announcing the pricing and closing of the private placement described under Item 1.01 above, a copy of which is attached here as Exhibit 99.2.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit Number	Description
4.1	Form of Purchaser Warrant
4.2	Form of Placement Agent Warrant
10.1*	Form of Securities Purchase Agreement between the Company and the Purchasers dated July 3, 2024
10.2	Form of Placement Agent Agreement between the Company and the Placement Agent dated July 3, 2024
99.1	Press Release dated July 1, 2024
99.2	Press Release date July 8, 2024
104	Cover Page Interactive Data File (the cover page XBRL tags are embedded within the inline XBRL document)

 *Schedules to this Exhibit have been omitted in accordance with Item 601(a)(5) of Regulation S-K. The registrant agrees to furnish supplementally a copy of all omitted schedules to the SEC upon its request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TECHPRECISION CORPORATION

Date: July 10, 2024	By:	/s/ Barbara M. Lilley
	Name:	Barbara M. Lilley
	Title:	Chief Financial Officer